UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 28, 2005
Date of Report (Date of earliest event reported)
Greenfield Online, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-50698	06-1440369
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Company’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 28, 2005, we entered into an Employment Agreement (the “Employment Agreement”) with Albert Angrisani wherein we engaged Mr. Angrisani to be the Company’s President and Chief Executive Officer. The Employment Agreement has a three-year term. The Employment Agreement provides, among other things, that Mr. Angrisani is to receive the following:
•	An annual base salary of $350,000.

•	Bonus payments targeted at $400,000 per year based on performance criteria to be established by the Company’s Compensation Committee.

•	Options to purchase 575,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) granted on September 28, 2005, with an exercise price equal to $7.44, the closing sale price of the Shares on September 28, 2005, and a term of seven years. Of these 575,000 options, 40,322 were a grant of incentive stock options (the “ISO”) that qualify as ISO’s for purposes of the Internal Revenue Code of 1986, as amended. The ISOs will vest ratably over a 36-month period and the grant will otherwise be in accordance with the terms of the Company’s 2004 Equity Incentive Plan, as amended (the “Plan”) and the Employment Agreement. The remaining 534,678 options will be non-qualified options (the “NQSO”) to purchase Shares in accordance with the Plan and the Employment Agreement, with a term of seven years and will vest ratably over 36 months.

•	Provided that Mr. Angrisani is employed on such dates, he will be entitled to receive additional grants of NQSO’s to purchase up to 675,000 Shares (the “Inducement Options”) as follows: 300,000 NQSO’s on October 31, 2005, 187,500 NQSO’s on November 30, 2005 and 187,500 NQSO’s December 31, 2005. The Inducement Options granted on October 31, 2005, November 30, 2005 and December 31, 2005 shall vest ratably over 35, 34 and 33 months, respectively, with the final month of vesting including any fractional share balance. Such Inducement Options shall be granted with an exercise price equal to the closing sale price for the Shares on the date of grant, with a term of seven years. In addition, the Inducement Options will be granted outside of the terms of any existing Company equity incentive plan and without shareholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). Further, the Company has agreed to file a registration statement on Form S-8 pursuant to the Securities Act of 1933, as amended, covering the Shares underlying the Inducement Options. In the event the Company is unable to file such a registration statement, the Inducement Options shall be granted under the Plan.

•	Participation in other employee benefit plans and programs and pension, retirement, savings and other plans and programs as are made available by the Company to its senior executives generally.

•	An allowance of $7,500.00 per month for lodging in the New York, New Jersey or Connecticut area and an automobile lease, payable to Mr. Angrisani on the last calendar day of each month during the term of his employment.

•	20 days paid vacation annually.

•	A one time lump-sum payment of $150,000, payable on January 2, 2006 as compensation, at least in part, for opportunities which Mr. Angrisani could not take advantage of due to entering into the Employment Agreement.
All ISO’s and NQSO’s described above will vest and become exercisable upon a Change of Control as that term is defined in the Employment Agreement, and are subject to certain other acceleration provisions.
The Employment Agreement also provides generally that upon the Company’s termination of Mr. Angrisani’s employment other than for death, disability or “cause” (as defined in the Employment Agreement), or upon Mr. Angrisani’s termination of his employment for “good reason” (as defined in the Employment Agreement), the Company will pay Mr. Angrisani a lump sum severance payment of two times his annual compensation at the time of termination calculated using Mr. Angrisani’s base pay plus his bonus, if any, paid or payable for the prior year. The Employment Agreement also provides that if Mr. Angrisani terminates his employment without good reason, he shall be entitled to one year of base pay as severance provided he agrees to a one-year non-competition obligation. The Employment Agreement also includes a non-solicitation and non-disclosure obligations on the part of Mr. Angrisani, which obligations will continue for one year after the termination of Mr. Angrisani’s employment. The Company has the right, under certain circumstances, to terminate Mr. Angrisani’s employment within the first 90 days of employment.
A copy of Mr. Angrisani’s Employment Agreement is filed as Exhibit 10.56 to this Current Report on Form 8K. The foregoing summary of certain material terms of the Employment Agreement is not intended to be complete, and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.56 hereto.

On September 28, 2005 we entered into an agreement in which the Company and Dean A. Wiltse agreed on the terms of his separation of service with the Company (the “Separation Agreement”). In addition to a severance payment equal to 2 years of his base salary in effect on September 28, 2005, as provided for in Mr. Wiltse’s current employment agreement, the Separation Agreement provides, among other things:
•	A definition of “competing business” as that term is used in the non-competition provisions of Mr. Wiltse’s employment agreement.

•	The payment of Mr. Wiltse’s COBRA premiums for the 12 months following September 2005.

•	The payment of the premiums for the individual life insurance and disability insurance policies that had been provided as a benefit to Mr. Wiltse by the Company for a period of 24 months following September 2005.

•	Mr. Wiltse’s release of any and all claims against the Company.
A copy of the Separation Agreement with Mr. Wiltse is filed as Exhibit 10.57 to this Current Report on Form 8K. The foregoing summary of certain material terms of the Separation Agreement is not intended to be complete, and is qualified in its entirety by reference to the Separation Agreement filed as Exhibit 10.57 hereto.
Item 2.02 Results of Operations and Financial Condition.
On September 29, 2005, the Company reported certain of its preliminary revenue results for the three-month period ending September 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release. The Company will report full financial results for the third quarter of 2005 on, November 9, 2005 after the market closes, followed by a conference call at a time to be announced. Thereafter, the conference call will be available via live webcast at the Investor Relations section of the Company’s website at www.greenfield.com.
The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.
Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers
(b) Effective September 28, 2005, Dean A. Wiltse’s employment with the Company ceased and he resigned from the Board of Directors of the Company as well as all his positions with the Company’s subsidiaries and affiliates.
(c) Effective September 28, 2005, Albert Angrisani, age 56, was appointed as the Company’s President and Chief Executive Officer for an initial term of 3 years as more fully described above and in the Employment Agreement filed herewith as Exhibit 10.57. In addition, effective September 28, 2005, Mr. Angrisani was elected by the Board of Directors to the Company’s Board of Directors as a Class III Director whose term will expire at the Company’s annual meeting in 2007. Mr. Angrisani was also elected as Chairman of the Board of Directors’ newly formed Special Operations Committee. Mr. Angrisani will receive no additional compensation for his service as a member of the Company’s Board of Directors or for service on any of its committees. Reference is hereby made to the information set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.
Mr. Angrisani currently serves as president of Angrisani Partners LLC, an advisory firm for underperforming companies, which he established in 2004. Prior to that Mr. Angrisani served as President and Chief Operating Officer and director of Harris Interactive Inc. from November 2001 to April 2004. From July 1998 to November 2001, Mr. Angrisani served as President and Chief Executive Officer of Total Research Corporation and as director of Total Research Corporation from November 1994 to November 2001. Mr. Angrisani earned an A.P.C. from New York University, an M.B.A. from Fairleigh Dickenson University and a B.A. from Washington & Lee University.

(d) Effective September 28, 2005, the Company’s Board of Directors elected Joseph A. Ripp, age 53, as a Class II Director, whose term will expire at the Company’s 2006 annual meeting. Mr. Ripp was elected to the Company’s Audit, Compensation, Governance and Nominating, and Special Operations Committees.
Mr. Ripp is currently Senior Vice President, Media and Communications of Time Warner, Inc., a position he has held since November of 2004. Prior to this position he was Vice Chairman of America Online, Inc., which he joined in 2001 as Executive Vice President and Chief Financial Officer. In 2002, Mr. Ripp was named Vice Chairman of America Online, overseeing AOL Technology, Network Operations, Marketing, Member Service, Human Resources, and Legal. He served in that role until November 2004. From 1999 to 2001 Mr. Ripp was Executive Vice President and Chief Financial Officer of Time Warner, Inc. Prior to that, he was Executive Vice President and Chief Financial Officer of Time Inc., the publishing division of Time Warner, Inc., where earlier he held the title of Senior Vice President, Chief Financial Officer, and Treasurer. Mr. Ripp is on the Board of Trustees of Manhattan College and on the Finance Committee of A Better Chance, Inc. He serves on the Board of Directors and the Executive Committee of the Ad Council and is Chairman of its Finance Committee. In addition, Mr. Ripp is on the Board of the Advertising Educational Foundation serving on the Executive Committee and as Chair of the Finance Committee. He graduated from Manhattan College, Riverdale, NY, in 1973 with a Bachelor of Arts degree and earned a Master’s of Business Administration from Bernard M. Baruch College of the City University of New York in 1978.
Mr. Ripp will receive compensation for his service on the Board and its committees as per the Company’s 2005 Board of Director’s Compensation Plan and on September 28, 2005 he received a grant of 2,500 equity incentives pursuant to the terms of our 2004 Equity Incentive Plan for service on the Board, and an additional grant of 2,500 equity incentives for his service on the Special Operations Committee.
Reference is hereby made to the information set forth in Item 5.02(c) of this Current report on Form 8-K, which is incorporated herein by reference.
Neither Mr. Ripp nor Mr. Angrisani nor their families have any relationships with the Company that would be reportable under Items 401(d) or 404(a) of Regulation S-K.
Item 8.01. Other Events.
On September 28, 2005, the Company’s Board of Directors voted to disband its Mergers and Acquisitions Committee and voted to establish a Special Operations Committee which will work with operating management to undertake a thorough review and analyses of the Company’s strategy and resources. The Special Operations Committee is comprised of Albert Angrisani, as its Chairman, Charles W. Stryker and Joseph A. Ripp. Non-employee members of the Special Operations Committee receive meeting fees as per the Company’s 2005 Director Compensation Plan as well as an additional grant of options to purchase 2,500 Shares with an exercise price equal to $7.44, the closing sale price on the date of grant, 25% of which shall vest on the first anniversary of the date of grant and 12.5% every 6 months thereafter and have a term of 7 years.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Title
10.56	Employment Agreement between Greenfield Online, Inc., and Albert Angrisani.

10.57	Separation Agreement between Greenfield Online, Inc., and Dean A. Wiltse.

99.1	Press release of Greenfield Online, Inc., dated September 29, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: September 29, 2005

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